EXHIBIT 10.5

                             SALES AGENCY AGREEMENT

                                     BETWEEN

                           VIDEOLAN TECHNOLOGIES, INC.

                                       AND

                             QUEST ENTERPRISES, INC.

                            EFFECTIVE: JUNE 14, 1996

                                TABLE OF CONTENTS

ARTICLE NO.                                                             PAGE NO.
                                                                        --------
ARTICLE 1 -- DEFINITIONS ............................................      1

   1.1    Affiliate .................................................      1
   1.2    Area ......................................................      1
   1.3    Control or Controlling Interest ...........................      1
   1.4    Equipment .................................................      1
   1.5    Marks .....................................................      1
   1.6    Net Sales .................................................      1
   1.7    Person ....................................................      1
   1.8    Purchaser .................................................      2
   1.9    QEI .......................................................      2
   1.10   QEI Accounts ..............................................      2

ARTICLE II - APPOINTMENT OF SALES AGENT .............................      2

ARTICLE III - GENERAL OBLIGATIONS AND REPRESENTATIONS ...............      2

   3.1    General ...................................................      2
   3.2    Acceptance of Terms of Agreement ..........................      2
   3.3    Lost Profits ..............................................      2
   3.4    Best Efforts

ARTICLE IV -- COMMISSIONS; COMPENSATIONS ............................      3

   4.1    Sales Commission ..........................................      3
   4.2    Travel Expenses ...........................................      3
   4.3    Options ...................................................      3

ARTICLE V --
MARKS ..................................................      3

   5.1    List of Marks .............................................      3

   5.2    Right to Use Marks; Value of Marks ........................      3
   5.3    Use of Marks by Agent .....................................      3
   5.4    Modification of Marks .....................................      4

ARTICLE VI -- RULES AND PROCEDURES ..................................      4


                                       (i)

ARTICLE VII - COMPLIANCE WITH LAWS AND GOOD BUSINESS PRACTICES ..........      4

   7.1   Compliance with Laws ..........................................       4
   7.2   Foreign Corrupt Practices Act .................................       5
   7.3   Standards of Conduct ..........................................       5

ARTICLE VIII - RELATIONSHIP OF VIDEOLAN AND SALES AGENT ................       5

ARTCLE IX - QEI'S PERSONNEL AND RESELLER NOT DEEMED
VIDEOLAN'S EMPLOYEES OR AGENTS .........................................       6

ARTICLE X -- ASSIGNMENT ................................................       6

ARTICLE XI -- TERM AND EXTENSION OF AGENCY RELATIONSHIP ................       6

ARTICLE XII -- TERMINATION OF AGREEMENT ................................       7

   12.1  Termination by QEI ............................................       7
   12.2  Termination for Cause .........................................       7
   12.3  Termination by Either Party ...................................       7
   12.4  Mutual Agreement ..............................................       7

ARTICLE XIII -- OBLIGATIONS OF AGENT UPON TERMINATION
  OR EXPIRATION ........................................................       8

ARTICLE XIV -- SEVERABILITY AND SUBSTITUTION OF VALID PROVISIONS .......       8

ARTICLE XV -- WAIVER OF OBLIGATIONS ....................................       8

ARTICLE XVI -- RIGHTS OF PARTIES ARE CUMULATIVE ........................       9

ARTICLE XVII -- CONFIDENTIAL INFORMATION ...............................       9


                                      (ii)

ARTICEL XVIII -- MISCELLANEOUS .........................................      10

   18.1   Governing Law ................................................      10
   18.2   Binding Effect ...............................................      10
   18.3   Impossibility of Performance .................................      10

   18.4   Survival .....................................................      10
   18.5   Notices and Payments .........................................      10
   18.6   Publicity ....................................................      10
   18.7   Headings .....................................................      11
   18.8   Entire Agreement .............................................      11


                                      (iii)

                             SALES AGENCY AGREEMENT
                                     BETWEEN
                           VIDEOLAN TECHNOLOGIES, INC.
                                       AND
                             QUEST ENTERPRISES, INC.

     THIS AGREEMENT IS ENTERED INTO BY VIDEOLAN TECHNOLOGIES, INC., a Delaware corporation, having its principal place of business at 100 Mallard Creek Road, Suite 250, Louisville, Kentucky 40207 ("Videolan") and QUEST ENTERPRISES, INC., a New York corporation, having its principal place of business at 135 Washington Spring Rd., Palisades, New York 10964 ("QEI").

     In consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Capitalized words and phrases used in this Agreement shall have the following meaning:

     1.1 Affiliate. A Person is an affiliate of another person if it directly or indirectly Controls, is Controlled by or is under common Control with the other Person.

     1.2 Area. The geographic area set forth on Exhibit A, within which VideoLan grants QEI the authority to solicit and contract for sales, on behalf of Videolan, with Purchasers.

     1.3 Control or Controlling Interest. Ownership of more than fifty percent (50%) of the voting power of all classes of voting stock of a corporation or more than fifty percent (50%) of the beneficial interests in income and capital of an entity other than a corporation.

     1.4 Equipment. VideoLan videoconferencing system equipment and other products sold by Videolan.

     1.5 Marks. Trademarks, trade names, insignia, symbols, decorative designs, or the like which VideoLan or its Affiliates own or are licensed or sublicensed to use in connection with the Equipment, and which VideoLan, in its sole discretion, determines that QEI is authorized to use.

     1.6 Net Sales. The proceeds collected by Videolan on the sale, lease or rental of Equipment to QEI Accounts, excluding freight or other shipping charges and less any applicable discounts or returns and allowances granted by VideoLan.

     1.7 Person. A person, association, partnership, corporation, limited liability company, trust or other business entity.

     1.8 Purchaser. Any Person who purchases, rents or leases Equipment directly or indirectly from VideoLan.

     1.9 QEI. Quest Enterprises, Inc. and its Affiliates.

     1.10 QEI Account. Each Person identified on Exhibit B as to whom QEI will solicit sales of Equipment in the Area. QEI may include additional Persons on Exhibit B provided that each proposed Additional Person is approved by VideoLan, such approval to be not unreasonably withheld, if, at such time, such Person is not a Purchaser or the subject of active solicitation to become a Purchaser.

                                   ARTICLE II
                           APPOINTMENT OF SALES AGENT

     VideoLan hereby appoints QEI, and QEI hereby accepts the appointment, as a nonexclusive, authorized sales agent of VideoLan to sell to Purchasers in the Area, subject to all of the terms and conditions hereof. QEI recognizes and agrees that VideoLan has the right to and may appoint other authorized sales agents and resellers with respect to the Equipment in the Area, and that VideoLan has the right to and may directly offer and furnish Equipment to Purchasers within the Area. All sales, leases or rentals of equipment by QEI to Purchasers on behalf of VideoLan shall be at such prices and on such terms and conditions as are approved by VideoLan in its sole discretion.

                                   ARTICLE III
                     GENERAL OBLIGATIONS AND REPRESENTATIONS

     3.1 General. VideoLan expressly disclaims the making of, and QEI acknowledges that it has not received or relied upon, any guaranty, express or implied, as to the amount of revenue that it may earn as a result of its relationship with VideoLan.

     3.2 Acceptance of Terms of Agreement. VideoLan and QEI each acknowledges that it has read this Agreement and understands and accepts the terms, conditions and covenants contained herein.

     3.3 Lost Profits. QEI and VideoLan mutually agree that neither shall have any liability to the other for any lost profits or consequential damages even if advised of the possibility of such damages.

     3.4 Best Efforts. QEI agrees that it will at all times faithfully, honestly and diligently perform its obligations hereunder, and that QEI will exert its best efforts to promote and enhance the sale of Equipment.

                                    ARTCLE IV
                            COMMISSIONS; COMPENSATION

     4.1 Sales Commission. VideoLan will pay QEI a sales commission equal to five percent of Net Sales to QEI Accounts. The sales commissions shall be payable to QEI no later than 15 days after VideoLan has received payment from the Purchaser with respect to such sales.

     4.2 Travel Expenses. VideoLan will reimburse QEI for reasonable travel expenses incurred by its employees in connection with their performance of sales efforts on behalf if VideoLan pursuant to this Agreement. No travel expense greater than $300 will be reimbursed unless approved by VideoLan in advance.

     4.3 Options. VideoLan will grant QEI an option to purchase shares of VideoLan's common stock pursuant to the Option Agreement attached as Exhibit C (the "Option Agreement").

                                    ARTICLE V
                                      MARKS

     5.1 List of Marks. VideoLan will publish a list of Marks that QEI is authorized to use under this Agreement in conjunction with the sale of Equipment. VideoLan will periodically update the list of Marks QEI is authorized to use under this Agreement. The most current updated list will always supersede any previously issued list. Such list will also be supplemented with rules and regulations pertaining to the Marks, which QEI agrees to follow.

     5.2 Right to Use Marks; Value of Marks. QEI acknowledges that its rights to use the Marks is derived solely from this Agreement and is limited to the right to identify QEI as an agent of VideoLan for the sale, rental or lease of Equipment and to identify products and services bearing the Marks which may be sold, rented or leased by QEI on behalf of VideoLan. QEI agrees to comply with all rules and regulations pertaining to such Marks prescribed by VideoLan from time to time during the term of this Agreement. QEI recognizes that great value of the goodwill associated with the Marks, and acknowledges that is has no interest in the Marks, that all rights therein and goodwill pertaining thereto belong exclusively to VideoLan and its Affiliates, as the case may be, and that this Agreement does not confer any goodwill or other interests in the Marks upon QEI. Any unauthorized use of the Marks by QEI, or any use not in compliance herewith, shall constitute an infringement of the rights of VideoLan in and to the Marks. Use of the Marks by QEI, except to properly identify products bearing the Marks which be sold by the QEI, shall constitute an infringement of the rights of VideoLan in and to the Marks.

     5.3 Use of Marks by QEI. QEI shall use the marks with such words qualifying or identifying the relationship of VideoLan and QEI as VideoLan from time to time reasonably prescribes. QEI shall not use the Marks as part of any corporate or trade name or with any prefix, suffix or other modifying words, terms, designs or symbols, or in any modified form, nor may QEI use the Marks in connection with the sale or lease of any unauthorized product or service or in any other manner not expressly authorized by this Agreement or separately in writing by VideoLan. QEI agrees to display the Marks on stationery and other forms used in its business in the manner prescribed by VideoLan, to give such notices of registration as VideoLan specifies and to obtain such fictitious or assumed name registrations as may be required under applicable law. Misuse of the Marks by QEI may result in termination of this Agreement.

     5.4 Modification of Marks. If it becomes advisable at any time in VideoLan's sole discretion for QEI to modify or discontinue use of any Mark or substitute one or more additional trade or service marks to identify its relationship with VideoLan or any Equipment, QEI agrees to comply therewith within a reasonable time after notice thereof by VideoLan and the sole obligations of VideoLan in any such event shall be to reimburse QEI for the out-of-pocket costs, if any, of complying with this obligation. In addition, QEI shall replace obsolete identification material should VideoLan adopt new Marks replacing one or more Marks identified by VideoLan in such list as hereinbefore specified.

                                   ARTICLE VI
                              RULES AND PROCEDURES

     QEI agrees to comply with all procedures reasonably prescribed from time to time by VideoLan relating to the sale, rental or lease of Equipment hereunder, all of which shall constitute provisions of this Agreement as if fully set forth herein. All references herein to this Agreement shall include all such rules and procedures. VideoLan may, at its option, incorporate such rules and procedures in one or more Operations Manuals or other written form. Except as to any liabilities covered by QEI's insurance, VideoLan agrees to indemnify and hold QEI harmless against liabilities from and costs of suits or claims arising out of QEI's actions or inactions which are required by VideoLan in writing for QEI's compliance with rules and procedures prescribed by VideoLan in accordance with this paragraph. In no event shall VideoLan indemnify and hold QEI harmless against liabilities from and costs of suits or claims arising out of QEI's actions or inactions unless VideoLan has required in writing such actions or inactions.

                                   ARTICLE VII
                COMPLIANCE WITH LAWS AND GOOD BUSINESS PRACTICES

     7.1 Compliance with Laws. QEI shall secure and maintain in force all licenses and permits required by QEI and its employees in the sale of Equipment. QEI shall conduct its business in full compliance with all laws, ordinances and regulations applicable to QEI's business. QEI shall not engage in any activity which, in VideoLan's judgment, would cause QEI and/or VideoLan to be in violation of any requirement, rule, decision, law, regulation, judgment or order of any state or Federal governmental agency or court.

     7.2 Foreign Corrupt Practices Act. Nothing herein shall be interpreted as requiring or sanctioning any act in violation of the laws or regulations of the United States of America, or of any countries, or of any agencies or political subdivisions thereof. Furthermore, QEI acknowledges that certain laws of the United States of America, including without limitation the Foreign Corrupt Practices Act, may result in the imposition of fines and/or penalties on VideoLan, and/or its officers, employees, and/or stockholders in the event that QEI, directly or indirectly, offers, promises to pay or makes payments to governmental officials or others for the purpose of influencing decisions favorable to VideoLan. QEI agrees, therefore, that in performing services under this Agreement it shall comply at all times with all applicable laws, regulations and orders of the government of the United States of America and all countries in the Area and shall take no actions that would cause or result in a violation of such laws, regulations or orders by VideoLan or any of its Affiliates. QEI agrees to furnish to VideoLan by affidavit or other reasonable means from time to time at VideoLan's request, and to the reasonable satisfaction of VideoLan, assurances that the retention of QEI under this Agreement. QEI's activities pursuant to this Agreement, and the payment to QEI of any and all moneys or consideration contemplated hereunder are proper and lawful under the laws, regulations and orders from time to time in force of the government of the United States of America. QEI further represents that no person employed or otherwise directly or indirectly related to QEI is an official of any government, and/or state thereof, including agencies, dependencies, instrumentalities, entities or subdivision thereof, and that no part of any such moneys or consideration paid hereunder shall accrue for the benefit of any such official, directly or indirectly.

     7.3 Standards of Conduct. QEI agrees to refrain from any business or advertising practice which may be injurious to the business of VideoLan and the goodwill associated with the Marks.

                                  ARTICLE VIII
                    RELATIONSHIP OF VIDEOLAN AND SALES AGENT

     VideoLan and QEI acknowledge and agree that their relationship arising from this Agreement does not constitute or create a general agency, joint venture, partnership, employment relationship or franchise between them. In all dealings with Purchasers and others, QEI shall conspicuously identify itself as an independent business and shall place such notices of its independent ownership of its business on such forms, stationery, advertising and other materials as VideoLan may reasonably require from time to time. VideoLan has not authorized or empowered QEI to use the Marks except as herein provided and QEI shall not employ any Mark in signing any contract, lease, mortgage, purchase agreement, negotiable instrument or other legal obligation, or in a manner that may result in liability of VideoLan (or its Affiliates) for any indebtness or obligation of QEI. Unless specifically authorized in writing, neither VideoLan nor QEI shall make any express or implied agreements, guarantees or representations, or incur any debt, in the name of or on behalf of the other, except as otherwise set forth herein.

     Neither VideoLan nor QEI shall be obligated by or have any liability under ant agreements or representations made by the other party that are not expressly authorized hereunder, nor shall VideoLan be obligated for any damages to any person or property directly or indirectly arising out of the sale, rental or lease of Equipment by QEI pursuant hereto, whether caused by QEI's negligent or willful action or failure to act, unless such damage is proximately caused by VideoLan or arises out of QEI's compliance with the rules or procedures prescribed in writing by VideoLan pursuant to this Agreement.

                                   ARTICLE IX
                           OEI'S PERSONNEL NOT DEEMED
                         VIDEOLAN'S EMPLOYEES OR AGENTS

     The parties agree that personnel employed by QEI to perform services under this Agreement are not VideoLan employees and QEI assumes full responsibility for their acts. Personnel employed by QEI shall be informed that they are not entitled to the provisions of any of VideoLan's employee benefits. With respect to such personnel, QEI shall have sole responsibility for supervision, daily direction and control. QEI shall be responsible for worker's compensation, disability benefits, unemployment insurance and withholding and remitting income and social security taxes for said personnel, including contributions from them as required by law.

     QEI warrants that it has an appropriate agreement with all persons whose services QEI may require sufficient to enable it to comply with all provisions of this Agreement.

                                    ARTICLE X
                                   ASSIGNMENT

     This Agreement is fully assignable by VideoLan to any entity which succeeds to all or substantially all of VideoLan's assets be sale, merger or operation of law. Any other assignment of this Agreement by VideoLan shall be subject to the written approval of QEI which approval shall not be unreasonably withheld.

     This Agreement may be voluntarily, involuntarily, directly or indirectly assigned, or otherwise transferred without the written approval of VideoLan. Any assignment or transfer without approval or which is not expressly subject to the written approval of VideoLan shall constitute a breach hereof and convey no rights or interests herein.

                                   ARTICLE XI
                    TERM AND EXTENSION OF AGENCY RELATIONSHIP

     Subject to sooner termination as set forth below, the term of this Agreement shall commence on the date hereof and end on June 30, 1997. On July 1 of each 1997, 1998 and 1999, this Agreement shall automatically renew for an additional one-year term if Net Sales for the immediately preceding 12-month period are at least $500,000.00; provided, however,

VideoLan may terminate this Agreement effective June 30, 1998 by giving notice to QEI on or before April 30, 1998.

                                   ARTICLE XII
                            TERMINATION OF AGREEMENT

     12.1 Termination by QEI. If QEI is in substantial compliance with this Agreement and VideoLan materially breaches this Agreement and fails to cure such breach within thirty (30) days after written notice thereof is delivered to VideoLan, QEI may terminate this Agreement effective thirty (30) days after delivery to VideoLan of written notice.

     12.2 Termination for Cause. In addition to other rights of termination set forth in this Agreement, VideoLan shall have the right to terminate this Agreement for cause effective upon delivery of notice of termination to QEI, if QEI (or one or more of its owners and Affiliates):

          (a) makes an unauthorized assignment of this Agreement or makes an assignment of this Agreement that is not expressly subject to the written approval of VideoLan;

          (b) fails to comply with any material provision of this Agreement and does not correct such failure within thirty (30) days after written notice of such failure to comply is delivered to QEI; or

          (c) fails on two or more separate occasions within any period of six
(6) consecutive months to comply with any material provision of this Agreement, whether or not such failures to comply are corrected after notice thereof is delivered to QEI.

     12.3 Termination by Either Party. Either party shall have the right to terminate this Agreement effective upon written notice if:

          (a) the other party makes an assignment for the benefit of creditors;

          (b) an order for relief under Title 11 of the United States Code is entered by any United States Court against the other party; or

          (c) a trustee or receiver of any substantial part of the other party's assets is appointed by any Court.

     12.4 Mutual Agreement. This Agreement may be terminated at any time by mutual written agreement of the parties.

                                  ARTICLE XIII
               OBLIGATIONS OF AGENT UPON TERMINATION OR EXPIRATION

     QEI agrees that upon the expiration or termination of this Agreement, QEI and its owner (s) and Affiliates will: 1) not thereafter use any actual or similar Marks, or any actual or similar trade name, service mark, trademark, logo, insignia, symbols or decorative designs the use of which was authorized by this Agreement or in any manner identify itself or any business as associated with VideoLan or its Affiliates; and (2) return to VideoLan all advertising and marketing materials, forms, signage, and other materials containing any Mark or otherwise identifying or relating to VideoLan's business in the Area.

                                   ARTICLE XIV
                SEVERABILITY AND SUBSTITUTION OF VALID PROVISIONS

     Except as expressly provided to the contrary herein, each term and condition of this Agreement, and any portion thereof, shall be considered severable and if, for any reason, any such provision hereof is held to be invalid, contrary to, or in conflict with any applicable present or future law, regulation or public policy in a final, unappeable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which VideoLan is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise enforceable which shall continue to be given full force and effect and bind the Parties hereto, although any portion held to be invalid shall be deemed not to be a part of this Agreement from the date the time for appeal expires, if QEI is a party thereto, otherwise upon Lei's receipt of a notice of nonenforcement thereof from VideoLan.

                                   ARTICLE XV
                              WAIVER OF OBLIGATIONS

     VideoLan or QEI may be written instrument unilaterally waive or reduce any obligation of or restriction upon the other under this Agreement, effective upon delivery of written notice thereof to the other and such other effective date stated in the notice of waiver.

     Whenever this Agreement requires the consent of either party to the Agreement, the request shall be in writing. All consents or withholding of consent with reasons therefor shall be in writing. Neither party to this Agreement makes any guarantees upon which the other may rely, and assumes no liability or obligations to the other, by granting any waiver, approval or consent to the other, or by reason of any neglect, delay or denial of any request therefor. Any waiver granted by either party shall be without prejudice to any other right that party may have, will be subject to continuing review, and may be revoked, at the waiving party's sole discretion, at any time and for any reason, effective upon delivery to the other of ten (10) days' prior written notice.

     Neither VideoLan nor QEI shall not be deemed to have waived or impaired any right, power or option reserved by this Agreement (including, without limitation, the right to demand exact compliance with every term, condition and covenant herein, or to declare any breach hereof to be a default and to terminate this Agreement prior to the expiration of its term) by virtue of any custom or practice of either of them at variance with the terms hereof or any failure, refusal or neglect of VideoLan or QEI to exercise any right under this Agreement or to insist upon exact compliance by the other with its obligations hereunder, including, without limitation, any rule or procedure, or any waiver, forbearance, delay, failure or omission by VideoLan to exercise any right, power or option, whether of the same, similar or different nature, with respect to one or more other authorized sales agents.

                                   ARTICLE XVI
                        RIGHTS OF PARTIES ARE CUMULATIVE

     The rights of VideoLan and QEI hereunder are cumulative and no exercise or enforcement by VideoLan or QEI of any right or remedy hereunder shall preclude the exercise or enforcement by VideoLan or QEI of any other right or remedy hereunder of which VideoLan or QEI is entitled by law to enforce.

                                  ARTICLE XVII
                            CONFIDENTIAL INFORMATION

     Any specifications, drawings, sketches, models, samples, data, computer programs or documentation, or technical or business information ("Information") furnished or disclosed by VideoLan to QEI hereunder shall be deemed the exclusive property of VideoLan including title to copyright in all copyrightable material, and when in tangible form shall be returned to VideoLan upon completion or termination or authorized work.

     Unless any confidential information was previously known to QEI free of any obligation to keep it confidential, or has been or its subsequently made public by VideoLan or a third party, it shall be held in confidence by QEI, shall be used only for the purposes hereunder, and may be used for other purposes only upon such terms and conditions as may be mutually agreed upon in writing.

     If QEI is served with process to obtain Information, QEI shall immediately notify VideoLan which shall, in addition to QEI's efforts, if any, have the right to seek quash such process.

     Unless marked "proprietary", any Information furnished or disclosed by QEI to VideoLan shall not obligate VideoLan to hold such information in confidence.

                                  ARTICLE XVIII
                                  MISCELLANEOUS

     18.1 Governing Law. Except to the extent governed by United States law that preempts state law, this Agreement shall be interpreted under and governed by the laws of the Commonwealth of Kentucky.

     18.2 Binding Effect. This Agreement, including the preambles and Exhibits (as amended), is binding upon the parties hereto, their respective executors, administrators, heirs, assigns and successors in interest.

     18.3 Impossibility of Performance. Neither VideoLan nor QEI shall be liable for loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations results from: (1) compliance with any law, ruling, order, regulation, requirement or instruction of any federal state or municipal government or any department or agency thereof or court of competent jurisdiction; (2) acts of God; (3) acts or omissions of the other party; or (4) fires, strikes, embargoes, war, insurrection or riot. Any delay resulting from any of said causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable.

     18.4 Survival. The terms, provisions, obligations, representations, and warranties contained in this Agreement that by their sense and context are intended to survive the performance thereof by either or both parties hereunder shall so survive the completion of performances and termination of this Agreement, including the making of any and all payments due hereunder.

     18.5 Notices and Payments. All payments due QEI shall be made to such address or bank as QEI from time to time designates. All notices, consents and reports required to be delivered by the provisions of this Agreement shall be deemed so delivered: (1) when delivered personally; or (2) seventy-two (72) hours after being mailed, registered or certified mail, return receipt requested, postage prepaid, to the most current principal business address of which the notifying party has been notified ("Business Address"); or (3) one business day after being delivered to a reputable overnight courier service, prepaid, marked for the next day after receipt, if delivered by facsimile transmission to the FAX number (if any) of the receiving party, if receipt is confirmed by the addressee either orally or in writing. All reports, financial records and other information required by this Agreement shall be directed to such other persons and places as VideoLan may direct from time to time.

     18.6 Publicity. QEI agrees not to initiate any public relations activities related to the Equipment, including but not limited to news releases, news conferences, news briefings or any other type of function involving reporters, editors or news directors of any news organizations, without first consulting VideoLan.

     18.7 Headings. The headings in this Agreement are for convenience only and shall not be construed to define or limit any of the terms herein.


     18.8 Entire Agreement. This Agreement, including the preambles and exhibits, together with the Option Agreement, sets forth the entire agreement between the parties as to the subject matter hereof and merges all prior discussions between them, and neither of the parties shall be bound by and conditions, definitions, understandings, or representations with respect to such subject matter other than as expressly provided herein and in the Option Agreement, or as duly set forth subsequent to the effective date hereof in writing and signed by the duly authorized representatives of both parties. Without limiting the generality of the foregoing, that certain Memorandum dated March 7, 1996 from Ted Ralston to Tuvia Barak shall be and is null, void and of no further force and effect.

     IN WITNESS WHEREOF the parties hereto have executed, sealed and delivered this Agreement in two counterparts on the day and year first above written.

VIDEOLAN TECHNOLOGIES, INC.                    QUEST ENTERPRISES, INC.

By:  /s/  Ted Ralston                          By:  /s/  Tuvia Barak
    ------------------------                       ---------------------------
    Ted Ralston,                                   Tuvia Barak, President
    Chief Executive Officer

                                                                       EXHIBIT A

                                 United States

                                                                       EXHIBIT B

                      US Air Force
                      EDS
                      CLAL
                      GDE
                      RDC
                      Radvision
                      Mapinfo
                      I-SIGHT